Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael A. Happel and Gregory W. Sullivan as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign (i) the Registration Statement on Form S-11 of American Realty Capital New York City REIT, Inc., (ii) all pre- and post-effective amendments to the Registration Statement and (iii) all reports to be filed pursuant the Exchange Act of 1934, as amended, with respect to American Realty Capital New York City REIT, Inc., and to file the same with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and his substitutes may lawfully do or cause to be done by virtue hereof.

NAME	CAPACITY	DATE

/s/ Abby M. Wenzel	Independent Director	April 15, 2015
Abby M. Wenzel